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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated January 31, 2000 on the financial statements of Igaras Papeis e Embalagens S.A. (and to all references to our firm) included in or made a part of this Registration Statement on Form S-4, dated August 14, 2001.

Arthur Andersen S/C
Santa Catarina, Brazil
August 14, 2001